UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 2, 2026
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.
Dismissal of BDO USA, P.C.
On September 2, 2026, upon the completion of a competitive evaluation process in consideration of a potential audit firm rotation, the Audit and Risk Management Committee (the “Audit Committee”) of the Board of Directors of Lee Enterprises, Incorporated (the “Company”) approved the dismissal of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm, effective upon the completion of BDO’s audit of the Company’s consolidated financial statements for the fiscal year ending September 27, 2026 ("2026 Audit"), and the filing of the Company's Annual Report on Form 10-K for that fiscal year.
BDO’s reports on the Company’s consolidated financial statements for the fiscal years ended September 28, 2025 and September 29, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s two most recent fiscal years ended September 28, 2025 and September 29, 2024 and the subsequent interim period through the date of this Current Report on Form 8-K, there were (i) no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such periods, and (ii) no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in internal control over financial reporting that existed through June 23, 2024 related to the design and implementation of controls to assess the reliability of certain internally generated information, and evaluation of information received from certain third-party service providers, that were relevant to certain revenue transactions. This material weakness was remediated as of September 29, 2024.
This reportable event was discussed among the Audit Committee and BDO. BDO has been authorized by the Company to respond fully to the inquiries of Grant Thornton, LLP ("Grant Thorton"), the successor independent registered public accounting firm, concerning this reportable event.
The Company has provided BDO with a copy of the disclosures contained in this Item 4.01 and has requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of BDO’s letter, dated September 3, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
Appointment of Grant Thornton LLP
On September 2, 2026, the Audit Committee approved the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2027, subject to the completion of its customary client acceptance procedures, and effective following completion of BDO’s fiscal 2026 audit and the filing of the Company's Annual Report on Form 10-K for that fiscal year.
The appointment of Grant Thornton followed the completion of the competitive request for proposal process conducted by management and overseen by the Audit Committee noted above.
During the Company’s two most recent fiscal years ended September 28, 2025 and September 29, 2024 and the subsequent interim period through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits
16.1	Letter from BDO USA, P.C. to the Securities and Exchange Commission, dated September 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	September 9, 2026	By:	/s/ Joshua P. Rinehults
Joshua P. Rinehults
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)